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                                 EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Rome Bancorp, Inc. following the Reorganization:

              Name                           State of Incorporation
              ----                           ----------------------

     The Rome Savings Bank                        New York